Exhibit 21.1

CORPORATE OFFICE PROPERTIES TRUST

SUBSIDIARIES OF REGISTRANT

Delaware

Airport Square Holdings I, LLC

Airport Square Holdings VI and VII, LLC

Blue Bell Investment Company, LP

Comcourt Investors, LP

COPT Acquisitions, Inc.

COPT Concourse, LLC

Corporate Office Properties, LP

Corporate Office Properties Holdings, Inc.

Delaware Airport III, LLC

Delaware Airport VIII, LLC

Delaware Airport IX, LLC

South Brunswick Investors, LP

11800 Tech Road, LLC

Maryland

Airport Square, LLC

Airport Square II, LLC

Airport Square IV, LLC

Airport Square V, LLC

Airport Square X, LLC

Airport Square XI, LLC

Airport Square XIII, LLC

Airport Square XIV, LLC

Airport Square XV, LLC

Airport Square XIX, LLC

Airport Square XX, LLC

Airport Square XXI, LLC

Airport Square XXII, LLC

Airport Square Storms, LLC

Atrium Building, LLC

Brown’s Wharf, LLC

Commons Office Research, LLC

Concourse 1304, LLC

COPT Gate 63, LLC

COPT Gate 6700-6708-6724, LLC

COPT Gateway, LLC

COPT Montpelier, LLC

Corporate Cooling & Controls, LLC

Corporate Development Services, LLC

Corporate Gatespring, LLC

Corporate Gatespring II, LLC

Corporate Management Services, LLC

Corporate Office Management, Inc.

Corporate Office Services, LLC

Corporate Paragon, LLC

Corporate Property, LLC

Corporate Realty Management, LLC

Corporate Realty Advisors, LLC

Cornucopia Holdings, LLC

Cornucopia Holdings II, LLC

Gateway 44, LLC

Gateway 67, LLC

Honeyland 108, LLC

Jolly COPT I, LLC

Jolly COPT II, LLC

Lakeview at the Greens, LLC

MOR Forbes, LLC

NBP One, LLC

NBP Huff & Puff, LLC

NBP Lot 3-A, LLC

NBP Retail, LLC

NBP 131-133-141, LLC

NBP 132, LLC

NBP 134, LLC

NBP 135, LLC

NBP 140, LLC

NBP 191, LLC

NBP 201, LLC

NBP 201 Holdings, LLC

NBP 211, LLC

NBP 211 Holdings, LLC

NBP 220, LLC

NBP 220 Holdings, LLC

NBP 221, LLC

RIVA Trustee, LLC

Tech Park I, LLC

Tech Park II, LLC

Tech Park IV, LLC

6711 Gateway, LLC

6731 Gateway, LLC

7000 Honeys, LLC

7200 Riverwood, LLC

7240 Parkway Drive Enterprises, LLC

7318 Parkway Drive Enterprises, LLC

7320 Parkway Drive Enterprises, LLC

7321 Parkway Drive Enterprises, LLC

9690 Deereco Road, LLC

New Jersey

Cuaba Associates, LLC

Princeton Executive, LLC

68 Culver, LLC

Route 46 Partners, LLC

Pennsylvania

Bolivar Associates, LLC

Corporate Gateway General Partnership

COPT Gateway, LP

Gateway Central Limited Partnership

6385 Flank Drive, LP

Virginia

COPT Chantilly, LLC

COPT Chantilly II, LLC

COPT Greens I, LLC

COPT Greens II, LLC

COPT Greens III, LLC

COPT Ridgeview I, LLC

COPT Ridgeview II & III, LLC

COPT Stonecroft, LLC

COPT Sunrise, LLC

COPT Waterview I, LLC